Exhibit 2.2

AMENDMENT AGREEMENT

     AMENDMENT (this “Amendment”), dated as of March 23, 2004, to the Stock Purchase Agreement (the “Agreement”; terms used but not otherwise defined herein shall have the meanings set forth in the Agreement) dated as of February 24, 2004 among SINA Corporation, a corporation organized under the laws of the Cayman Islands (the “Purchaser”), CRILLION CORP., a corporation organized under the laws of the British Virgin Islands (the “Company”), the Sellers and the Founders.

WITNESSETH:

     WHEREAS, the parties have entered into the Agreement; and

     WHEREAS, pursuant to and in accordance with Section 8.03 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment;

     NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

     Section 1. Closing Deliveries by the Purchaser. Section 2.06 of the Agreement is amended in its entirety to read as follows:

     “SECTION 2.06. Closing Deliveries by the Purchaser. (a) At the Closing, the Purchaser shall deliver to the Company, the Founders or the Sellers (as applicable):

     (i) to each Seller an amount set forth opposite such Seller’s name on Column A of Exhibit C hereto in cash in U.S. dollars by wire transfer in immediately available funds to the bank account designated by such Seller;

     (ii) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing (i) its authorization and approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) its authorization of the issuance of Purchaser Ordinary Shares to be issued to the Sellers pursuant to paragraph (b) of this Section 2.06;

     (iii) a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder; and

     (iv) a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 6.01(i).

     (b) Within ten (10) days after the Closing, the Purchaser shall deliver to each Seller a share certificate representing the number of Purchaser Ordinary Shares set forth opposite such Seller’s name on Column B of Exhibit C hereto in the name of such Seller.”

     Section 2. Purchase Price. Section 2.02(e) is amended by adding a sentence as follow:

     “No 2004 Additional Consideration or 2005 Additional Consideration shall be payable if (i) any of the conditions set forth in Sections 6.02(iv), (v) and (viii) of the Agreement shall have not been satisfied prior to April 30, 2004 or (ii) any of the conditions set forth in Section 6.02(xi) shall have not been satisfied prior to December 31, 2004, each according to the terms of the Agreement. The Sellers and the Purchaser agree that the Purchaser may withhold and deduct all or a portion of the 2004 Additional Consideration or the 2005 Additional Consideration against all Losses arising out of or resulting from Wang Xing’s failure, prior to December 31, 2004, to hold or obtain the appropriate ICP license described in Section 6.02(xi). The Purchaser agrees to use its reasonable best efforts to assist Wang Xing in its application for the ICP license described in clause (ii) of Section 6.02(xi).”

     Section 3. Updated Disclosure Schedule. The Disclosure Schedule to the Agreement is amended and updated in its entirety by the disclosure schedule attached to this Amendment.

     Section 4. Assignment. This Amendment may not be assigned by operation of law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of each party); provided, however, that the Purchaser may assign this Amendment or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of other parties.

     Section 5. No Third Party Beneficiary. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

     Section 6. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

     Section 7. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.

     Section 8. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

[SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by as of the date first written above.

SINA CORPORATION

By:	/s/ Wang Yan

Name: Wang Yan
Title: CEO

CRILLION CORP.

By:	/s/ Wang Bin

Name: Wang Bin
Title: Sole Director

SELLERS:

DARPIN HOLDINGS LTD.

By:	/s/ Wang Bin

Name: Wang Bin
Title: Sole Director

MALANDO INC.

By:	/s/ Zhang Shulue

Name: Zhang Shulue
Title: Sole Director

KALIN ENTERPRISES INC.

By:	/s/ Ji Bin

Name: Ji Bin
Title: Sole Director

TOP ACE ASSETS LTD.

By:	/s/ Diao Duanlin

Name: Diao Duanlin
Title: Sole Director

GOLDEN CROWN ASSETS CORP.

By:	/s/ Li Wei

Name: Li Wei
Title: Sole Director

PENLIGON ENTERPRISES HOLDINGS CORP.

By:	/s/ Zhang Yali

Name: Zhang Yali
Title: Sole Director

REGAL BOND ASSETS INC.

By:	/s/ Xie Xin

Name: Xie Xin
Title: Sole Director

GREENMORE ASSETS HOLDINGS CORP.

By:	/s/ Rao Wenhua

Name: Rao Wenhua
Title: Sole Director

UNICO VENTURES HOLDINGS LTD.

By:	/s/ Jin Zhiqiang

Name: Jin Zhiqiang
Title: Sole Director

FOUNDERS:

/s/ Wang Bin

WANG BIN

/s/ Zhang Shulue

ZHANG SHULUE

/s/ Ji Bin

JI BIN

/s/ Diao Duanlin

DIAO DUANLIN

/s/ Li Wei

LI WEI

/s/ Zhang Yali

ZHANG YALI

/s/ Xie Xin

XIE XIN

/s/ Rao Wenhua

RAO WENHUA

/s/ Jin Zhiqiang

JIN ZHIQIANG

UPDATED DISCLOSURE SCHEDULE

     Pursuant to Article III and VI of the Stock Purchase Agreement dated as of February 24, 2004 (the “Purchase Agreement”) among Sina Corporation (“SINA”), Crillion Corp. (the “Company”), such shareholders of the Company as are identified therein (the “Sellers”) and such individuals as are identified therein (the “Founders”), this Disclosure Schedule sets forth the exceptions and explanations deemed necessary by the Company, the Sellers and/or the Founders to provide SINA with a complete and accurate understanding of the status and condition of the Company and the Subsidiaries immediately prior to the consummation of the Purchase Agreement. The numbers set forth below correspond to the enumerated sections and subsections of Article III and VI of the Purchase Agreement. Any terms defined in the Purchase Agreement shall be used herein as defined therein. Nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against the Company’s interests.

Section 3.02 Subsidiaries; Sellers.

(a) (i)

Name: Jurisdiction: Shenzhen Nature of Entity: Wholly Foreign-Owned Enterprise Registered Address: A1208 Registered Capital: HK$4 million Total Investment: HK$4 million Sole Equity Holder: Crillion Corp Date of Establishment: Dec. 10, 2003 Business Scope: Legal Rep: Liu Xia

(ii)

Name: Jurisdiction: Shenzhen Nature of Entity: Limited Liability Company

Registered Address: A1105 Registered Capital: RMB 10million Wang Bin RMB3,564,000cash capital contribution Zhang Shulue RMB1,701,000 cash capital contribution Ji Bin RMB1,215,000 cash capital contribution Diao Duanlin RMB1,215,000cash capital contribution Li Wei RMB900,000 cash capital contribution Zhang Yali RMB405,000 cash capital contribution Xie Xin RMB400,000 cash capital contribution Jin Zhiqiang RMB300,000 cash capital contribution Rao Wenhua Shareholders: RMB300,000 cash capital contribution Date of Establishment: April 5, 1994 ICP010 Business Scope: 125 Legal Representative: Wang Bin

Section 3.03 Authority; No Conflict; Required Filings and Consents.

(c) The change of shareholders in Wang Xing shall require the approval of the relevant Government Authorities in the PRC.

Section 3.06 Financial Statements.

(a) Financial Statements

Section 3.06(b) List of Bank Accounts

(i) All bank accounts maintained by the Crillion Corp:

Total Outstanding Balance (as of Name of the Bank Account Type Account Number December 10, 2003) Businessvantage HSBC Account 502-489008-838 HK$2,500.00

(ii) All bank accounts maintained by :

Total Outstanding Balance Name of the Bank Account Number (as of December 30, 2003) 102072516010004653 RMB1,909,909.59 5282483710001 RMB307,353.48 4000023319200036097 RMB81,112.62 0201025210976 RMB302,238.45

(iii) All bank accounts maintained by :

Total Outstanding Balance Name of the Bank Account Number (as of December 30, 2003) 102063710130000239 HKD0.00 102063709130000237 HKD0.00 102063515010000837 RMB0.00

Section 3.08 Properties.

(c) List of Leased Real Property:

:

m 1103 44 1980.00 2003.11.20-2004.11.19 3960.00

1105 163.68 7365.60 2003.7.1-2004.6.30 14731.00 1106 128.63 4300.00 2003.8.1-2004.7.30 4300.00 1109 1111 194.26 7000.00 2003.6.1-2004.5.30 14000.00 1110 1112 211.04 7000.00 2004.2.10-2005.2.9 14000.00

Section 3.09 Permits; Compliance.

(b) List of the permits and certificates required for the Company’s business:

1.
(ICP) 010125

2.
4403012021091 S15829

3.
27948908-4

4.
440301279489084 53311144

5.
440304279489084 S3311144

6.
R-2003-0191

7.
DGY-2003-0466

Section 3.10 Contracts and Commitments.

(a) List of Material Contracts:

:

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

11.

12.

13.

14.

15.

16.

17.

18.

19.

20.

21.

22.

23.

24.

25.

26.

27.

28.

29.

30.

31.

32.

33.

34.

35.

36.

37.

38.

39.

40.

41.

42.

43.

44.

45.

46.

47.

48.

49.

50.

51.

52.

53.

Section 3.11 Intellectual Property.

(a)

Licensed Windows XP Windows 2000 Advance server QQ-Enterprise version Norton anti-virus suit KingDee Owned Intellectual Property SGS Gate systems SDS business develop systems SAS TongShengYuan SAS TongJu SAS astro-lov Mobile-Hr-Systems Name test Birthday test TVB

Section 3.13 Environment Matters.

Nothing to disclose other than those stated in Section 3.13.

Section 3.14 Insurance.

None.

Section 3.15 Employee Benefit Matters.

Nothing to disclose other than those stated in Section 3.15.

Section 3.17 Employees of the Business.

As of February 29, 2004, the employees of Wang Xing are as follows:

2 7700.00 3000.00 150 3850.00 0.00 14700.00 352.80 0.00 12482.06 1801.41 0.00 12545.79 2 7700.00 3000.00 150 3850.00 0.00 14700.00 352.80 141.12 12359.29 1776.86 0.00 12429.22 2 7700.00 3000.00 150 3850.00 0.00 14700.00 352.80 0.00 12482.06 1801.41 0.00 12545.79 2 7700.00 3000.00 150 3850.00 0.00 14700.00 352.80 0.00 12482.06 1801.41 0.00 12545.79 2 1500.00 1200.00 150 750.00 0.00 3600.00 180.00 0.00 2975.40 112.54 0.00 3309.46 2 1000.00 600.00 150 750.00 0.00 2500.00 125.00 0.00 2066.25 23.31 0.00 2351.69 2 1300.00 1000.00 0 650.00 0.00 2950.00 147.50 0.00 2438.18 58.82 0.00 2743.68 2 1100.00 800.00 0 550.00 0.00 2450.00 122.50 0.00 2024.93 21.25 0.00 2306.25 2 1700.00 1400.00 450 850.00 0.00 4400.00 220.00 0.00 3636.60 180.49 0.00 3999.51 2 2000.00 1800.00 150 1000.00 0.00 4950.00 247.50 0.00 4091.18 248.68 0.00 4453.82 2 1300.00 1000.00 150 650.00 0.00 3100.00 155.00 0.00 2562.15 71.22 0.00 2873.78 2 6000.00 3000.00 0 3000.00 0.00 12000.00 352.80 0.00 10133.06 1331.61 0.00 10315.69 2 3000.00 2400.00 150 1500.00 0.00 7050.00 352.50 0.00 5826.83 509.02 0.00 6188.48

2	金志强	市场部	1700.00	1400.00	150	1190.00	0.00	4440.00	222.00	0.00	3669.66	185.45	0.00	4032.55
2	祝鹏	市场部	1500.00	1200.00	0	1050.00	0.00	3750.00	187.50	0.00	3099.38	124.94	0.00	3437.56
2	王力	市场部	1000.00	600.00	0	700.00	0.00	2300.00	115.00	0.00	1900.95	15.05	0.00	2169.95
2	陈葱	市场部	1100.00	800.00	0	550.00	63.30	2513.30	125.67	0.00	2077.24	23.86	0.00	2363.77
2	杨光华	市场部	1500.00	1200.00	0	750.00	100.00	3550.00	177.50	0.00	2934.08	108.41	0.00	3264.09
2	王肖洁	信息部	1500.00	1200.00	150	750.00	0.00	3600.00	180.00	0.00	2975.40	112.54	0.00	3307.46
2	董丽娟	信息部	800.00	500.00	150	400.00	0.00	1850.00	92.50	0.00	1529.03	0.00	0.00	1757.50
2	孙雪琴	信息部	900.00	500.00	150	450.00	0.00	2000.00	100.00	0.00	1653.00	2.65	0.00	1897.35
2	刘汝明	信息部	800.00	500.00	0	400.00	0.00	1700.00	85.00	0.00	1405.05	0.00	0.00	1615.00
2	苏鸿	信息部	700.00	500.00	150	350.00	0.00	1700.00	85.00	0.00	1405.05	0.00	0.00	1615.00
2	张晶	信息部	1100.00	800.00	150	550.00	0.00	2600.00	130.00	0.00	2148.90	29.89	0.00	2440.11
2	张新丽	信息部	800.00	500.00	150	400.00	0.00	1850.00	92.50	0.00	1529.03	0.00	0.00	1757.50
2	邓岚	信息部	800.00	500.00	0	400.00	0.00	1700.00	85.00	0.00	1405.05	0.00	0.00	1615.00
2	邓珊珊	信息部	700.00	500.00	0	350.00	0.00	1550.00	77.50	0.00	1281.08	0.00	0.00	1472.50
2	蒋佳	客户部	1500.00	1200.00	0	750.00	100.00	3550.00	177.50	0.00	2934.08	108.41	0.00	3264.09
2	魏莉芳	客户部	700.00	500.00	0	420.00	0.00	1620.00	81.00	0.00	1338.93	0.00	0.00	1539.00
2	陈贻丽	客户部	700.00	500.00	0	350.00	0.00	1550.00	77.50	0.00	1281.08	0.00	0.00	1472.50
2	周蓓菁	客户部	700.00	500.00		420.00	0.00	1620.00	81.00	0.00	1338.93	0.00	0.00	1539.00
2	皇青书娟	客户部	1100.00	800.00	150	550.00	0.00	2600.00	130.00	0.00	2148.90	29.89	0.00	2440.11
2	张金凤	客户部	700.00	500.00	0	420.00	100.00	1720.00	86.00	0.00	1421.58	0.00	0.00	1634.00
2	孔晓艳	客户部	900.00	500.00	0	450.00	0.00	1850.00	92.50	37.00	1496.84	0.00	0.00	1720.50
2	董银平	客户部	900.00	500.00	0	450.00	0.00	1950.00	97.50	0.00	1611.68	0.58	0.00	1851.92
2	梁艳	客户部	700.00	500.00	0	490.00	0.00	1690.00	84.50	0.00	1396.79	0.00	0.00	1605.50

2	何精辉	客户部	700.00	500.00		350.00	(186.70)	1363.30	68.17	27.27	1103.04	0.00	0.00	1267.86
2	郑晶	技术部	1100.00	800.00		550.00	0.00	2450.00	122.50	49.00	1982.30	19.12	0.00	2259.38
2	吴明鑫	技术部	1000.00	600.00		500.00	0.00	2100.00	105.00	0.00	1735.65	6.78	0.00	1988.22
2	时磊	技术部	1000.00	600.00		750.00		2350.00	117.50	0.00	1942.28	17.11	0.00	2215.39
2	龚磊	市场部	1500.00	1200.00		750.00	0.00	3450.00	172.50	0.00	2851.43	100.14	0.00	3177.36
2	周云鹏	市场部	1100.00	800.00		550.00	100.00	2550.00	127.50	0.00	2107.58	25.76	0.00	2396.74
2	郭创	信息部	800.00	500.00	0	400.00		1700.00	85.00	0.00	1405.05	0.00	0.00	1615.00
2	彭满风	技术部	1000.00	600.00		500.00	500.00	2600.00	130.00	0.00	2148.90	29.89	0.00	2440.11
2	张瑞平	技术部	1300.00	1000.00		650.00	0.00	2950.00	147.50	0.00	2438.18	58.82	0.00	2743.68
2	王莉	市场部	0.00	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2	蒲敏	市场部	1100.00	800.00		550.00	100.00	2550.00	127.50	0.00	2107.58	25.76	0.00	2396.74
2	李纪良	市场部	900.00	500.00		450.00	(30.00)	1820.00	91.00	0.00	1504.23	0.00	0.00	1729.00
2	连晶	市场部	900.00	500.00		630.00	0.00	2030.00	101.50	0.00	1677.80	3.89	0.00	1924.61
2	徐杏铭	市场部	900.00	500.00		630.00	0.00	2030.00	101.50	0.00	1677.80	3.89	0.00	1924.61
2	王立峰	客服部	700.00	500.00		490.00	0.00	1690.00	84.50	0.00	1396.79	0.00	0.00	1605.50
2	董静	客服部	700.00	500.00		350.00	0.00	1550.00	77.50	0.00	1281.08	0.00	0.00	1472.50
2	李琼琦	客服部	700.00	500.00		350.00	100.00	1650.00	82.50	0.00	1363.73	0.00	0.00	1567.50
2	邱凤鸣	客服部	700.00	500.00		350.00	100.00	1650.00	82.50	0.00	1363.73	0.00	0.00	1567.50
2	董志波	总经办	2500.00	2100.00		1250.00	0.00	5850.00	292.50	0.00	4835.03	360.25	0.00	5197.25
2	陈真	财务部	1300.00	1000.0		650.00		2950.00	147.50	0.00	2438.18	58.82	0.00	2743.68
2	龚芳	客服部	700.00	500.00		280.00	0.00	1480.00	74.00	0.00	1223.22	0.00	0.00	1406.00
2	张永萍	客服部	700.00	500.00		420.00	0.00	1620.00	81.00	0.00	1338.93	0.00	0.00	1539.00
2	曾舜珍	客服部	700.00	500.00		420.00	0.00	1620.00	81.00	0.00	1339.93	0.00	0.00	1539.00
2	刘翠红	客服部	700.00	500.00		420.00	0.00	1620.00	81.00	0.00	1338.93	0.00	0.00	1539.00

2 700.00 500.00 350.00 100.00 1650.00 82.50 0.00 1363.73 0.00 0.00 1567.50 2 2000.00 0.00 0.00 0.00 0.00 0.00 2000.00 2 3000.00 0.00 0.00 0.00 0.00 0.00 3000.00 2 100.00 2800.00 0.00 0.00 2436.00 58.60 0.00 2741.40 2 0.00 200.00 0.00 0.00 174.00 0.00 0.00 200.00 2 100.00 5600.00 0.00 0.00 4872.00 365.80 0.00 5234.20 2 3000.00 2400.0 1500.00 6900.00 0.00 0.00 6003.00 535.45 0.00 6364.55 2 2500.00 0.00 0.00 2175.00 32.50 0.00 2467.50 2 800.00 696.00 0.00 800.00 2 700.00 609.00 0.00 700.00 2 700.00 609.00 0.00 700.00 2 700.00 609.00 0.00 700.00 2 700.00 609.00 0.00 700.00 2 888.90 773.34 0.00 888.90 2 266.70 232.03 0.00 266.70 2 666.70 580.03 0.00 666.70 2 533.30 463.97 0.00 533.30 2 533.30 463.97 0.00 533.30 2 533.30 463.97 0.00 533.30 2 533.30 463.97 0.00 533.30 2 333.30 289.97 0.00 333.30 2 1444.40 1256.63 0.00 1444.40 2 2500.00 2175.00 32.50 2467.50 95900.00 3000 50280.00 1447.00 243159.80 8640.00 254.00 203810.61 12214.78 0.00 222050.29

Section 3.18 Certain Interests.

None.

Section 6.02 (xv) Domain Names.

:

1.	www.chinawxw.com

2.	www.cm98.com

3.	www.cmrings.com

4.	www.cmjob.com

5.	www.cmlove.net